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                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED

                                    BYLAWS

                             JPS PACKAGING COMPANY

                                APRIL 28, 1998
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                                    BYLAWS

                                      OF

                             JPS PACKAGING COMPANY

                                   ARTICLE I

                                 STOCKHOLDERS

          Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held on the third Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, for the election of directors at such time and at such place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

          Section 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, President, Secretary or by resolution of the Board of Directors to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. Special meetings of the stockholders may be held for any purpose or purposes.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to

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vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a person designated by the Board of Directors, or in the absence of such designation by a chairman to be chosen by the stockholders owning a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary shall act as secretary of the meeting, but in his absence the Assistant Secretary, or if he is not present, such person chosen by the Board of Directors, or if none of such persons is present, the stockholders owning a majority of the shares of stock of the Corporation issued and outstanding entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person to act as secretary of the meeting.

          Section 1.7. Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

          Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any

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meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action; provided, however, any record date for determining stockholders entitled to consent to corporate actions in writing without a meeting may not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted; provided further, any record date established by the Board of Directors may not precede the date upon which the resolution fixing the record date is adopted. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if noticed is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent setting forth the action taken is delivered to the Corporation; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 1.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The Board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate of Incorporation or by these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the Corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes. The number of directors which shall constitute the whole Board shall range from three (3) to eleven (11). The exact number shall be determined by resolution of the Board of Directors, or by the stockholders. The directors shall be elected at the annual meetings of stockholders, except as provided in Sections 2.2 and 2.11 of these Bylaws. Directors need not be stockholders.


          Section 2.2.  Election; Term of Office; Resignation; Removal.
                        ----------------------------------------------

               (a) Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, any director, directors or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman of the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if not specified therein, upon delivery thereof to the Board of Directors or the designated officer, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

               (b) Unless otherwise provided in the Certificate of Incorporation or these Bylaws or by law, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

          Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting.

          Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, by the President or the Secretary. The place may be within or without the State of Delaware as designated in the notice.

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          Written or printed notice of each special meeting of the Board of
Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three days before the day on which the meeting is to be held, or shall be sent to him by telecopy, or be delivered, at least two days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telecopy, such notice shall be deemed to be delivered when the same is sent. The notice may be given by any officer having authority to call the meeting or by any director.

          "Notice" and "call" with respect to such meeting shall be deemed to be synonymous.

          Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

          Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum is present and no notice of adjournment shall be required other than announcement at the meeting.

          Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 2.9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under

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these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

          Section 2.10. Action in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws or by law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting and without notice of the Board of Directors or of any committee thereof, may be taken without a meeting and without notice, if all members of the Board or committee, as the case may be, consent thereto in writing, and the consent in writing is filed with the minutes of the proceedings of the Board of Directors.

          Section 2.11. Vacancies. Unless otherwise provided by the Certificate of Incorporation, these Bylaws or by law, vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer, stockholder, or an executor, administrator, trustee, guardian or similarly situated fiduciary of the stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled. If, at the time of filling any vacancies or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board, as constituted immediately prior to any such increase, the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorship, or to replace the directors chosen by the directors then in office, which election shall be governed by the applicable provisions of the several corporation laws of Delaware.

                                  ARTICLE III

                                  COMMITTEES

          Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation adopting an agreement of merger or consolidation, recommending to the stockholders the sale,

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lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant
Article II of these Bylaws.

          Section 3.3. Vacancies, Changes, Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

          Section 3.4. Compensation. Members of any committee shall be entitled to such compensation for their services as members of such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

          Section 3.5. Action by Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

          Section 3.6. Telephonic Meetings Permitted. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other and participation in such meeting shall constitute presence in person at such meeting.

                                  ARTICLE IV

                                   OFFICERS

          Section 4.1. Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or

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more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Board from time to time may also appoint such other officers and agents for the Corporation as it shall deem necessary or advisable. All officers of the Corporation shall hold their offices at the pleasure of the Board or for such terms as the Board may specify, for the term for which he was elected and until his successor is elected and shall qualify, or until he resigns or is removed by the Board, whichever first occurs. An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; but the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer or agent elected or appointed by the Board with or without cause at any time by an affirmative vote of a majority of directors then in office. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

          Section 4.2. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, or by an elected officer empowered by the Board to make such determination, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

          Section 4.3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE V

                                     STOCK

          Section 5.1.  Certificates.
                        ------------
               (a) The certificates representing shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock records of the Corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. If the Corporation

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has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

               (b) All stock certificates representing shares of stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon such notation to such effect as may be determined by the Board of Directors.

          Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed upon making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 5.3. Transfers of Shares, Transfer Agent, Registrar.
                       ----------------------------------------------
               (a) Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable; but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the Corporation shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board, and the Secretary shall perform all of the duties thereof.

               (b) Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.
               (c) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

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               (d)  If a stockholder desires that notice and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any) in writing, of such desire. Such written notice shall specify the alternate name or address to be used.


                                  ARTICLE VI

                                INDEMNIFICATION

          Section 6.1. Indemnification of Directors, Officers and Employees. Unless otherwise provided in the Certificate of Incorporation, the Corporation shall have the power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

          Section 6.2. Expenses. As to all expenses, including attorneys' fees, costs, settlements, fines and judgments incurred by or levied upon a director in connection with any action, suit or proceeding, referred to in the Certificate of Incorporation or these Bylaws, to which the director is entitled to indemnification thereunder, the Corporation shall pay the director, or such person or entity as the director may designate, on a continuing and current basis, and in any event not later than 10 business days following receipt by the Corporation of the director's request for reimbursement.

          Section 6.3. Notification and Defense of Claim. Promptly after receipt by a director, officer, employee or agent of notice of the commencement of any action, suit or proceeding, the director, officer employee or agent will, if a claim in respect thereof is to be made against the Corporation, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation will not relieve the Corporation from any liability that it may have to the director, officer, employee or agent under the Certificate of Incorporation or these Bylaws, except to the extent the Corporation is prejudiced in its defense of such claim as a result of such failure. Unless otherwise requested by the Board of Directors, written notification shall not be necessary if the director, officer, employee or agent informs a majority of the Board of Directors of the commencement of any such action, or, independent of such notification by the director, officer, employee or agent, a majority of the Board of Directors has reason to believe such action has been initiated or threatened. With respect to any such action, suit or proceeding as to which the director, officer, employee or agent notified, or is deemed to have notified, the Corporation of the commencement thereof; the following shall apply:

               (a) The Corporation will be entitled to participate therein at its own expense;

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               (b)  Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, is entitled to assume the defense thereof with counsel reasonably satisfactory to the director, officer, employee or agent. After notice from the Corporation to the director, officer, employee or agent of its election so to assume the defense thereof, the Corporation will not be liable to the director, officer, employee or agent for any legal or other expenses subsequently incurred by the director, officer, employee or agent in connection with the defense thereof other than reasonable costs of investigation or unless: (i) the employment of separate counsel by the director, officer, employee or agent has been authorized by the Corporation; (ii) the director, officer, employee or agent reasonably concludes that there may be a conflict of interest between the Corporation and the director, officer, employee or agent in the conduct of the defense of such action and that such conflict may lead to exposure for the director, officer, employee or agent not otherwise indemnifiable and the director, officer, employee or agent notifies the Corporation of such conclusion and decision to employ separate counsel; or (iii) the Corporation fails to employ counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the director, officer, employee or agent reasonably makes the conclusion provided for in (ii) above; and

               (c) The Corporation shall not be liable to indemnify the director, officer, employee or agent for any amount paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the director, officer, employee or agent without the written consent of the director, officer, employee or agent. Neither the Corporation nor the director, officer, employee or agent will unreasonably withhold their consent to any proposed settlement.

          Section 6.4. Further Indemnity. The Corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under these Bylaws or the Certificate of Incorporation, to any person who is or was a director, officer, employee or agent or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, no such indemnity shall indemnify any person from or on account of such person's conduct which has finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction considering the question of indemnification that such payment of indemnification is or would be in violation of applicable law. The Corporation may enter into indemnification agreements with each director and officer of the Corporation whom the Board of Directors authorizes by vote of a majority of a quorum of disinterested directors.

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                                  ARTICLE VII

                                 MISCELLANEOUS

          Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the of Directors.

          Section 7.2. Seal. The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of incorporation and the words: Corporate Seal Delaware. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

          Section 7.4. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

          Section 7.5. Dividends. Ordinary dividends upon the shares of the Corporation, subject to the provisions of the Certificate of Incorporation, and of any applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be

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

paid in cash, in property, or in shares of its stock, and to the extent and in the manner provided by law, out of any available earned surplus or earnings of the Corporation.

     If the dividend is to be paid in shares of the Corporation's theretofore unissued capital stock, the Board of Directors shall, by resolution, direct that there be transferred from surplus to the capital account in respect of such shares, an amount which is not less than the par value of the shares being declared as a dividend. No transfer from surplus to capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock, rather than as payment of a dividend declared payable in stock of the Corporation.

     Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     Section 7.6. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may from time to time increase, diminish or vary such fund or funds.

      Section 7.7. Checks. All checks or instruments for the payment of money and all notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. If no such designation is made, and unless and until the Board otherwise provides, the Chairman of the Board or President and Secretary, or the Chairman of the Board or President and Treasurer, shall have power to sign all such instruments for, in behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation's business.

     Section 7.8. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 7.9. Amendment of Bylaws. These Bylaws may be altered or repealed, and new Bylaws may be adopted in either of the following ways:

          (a) By the vote of the holders of a majority of the shares issued and outstanding entitled to vote at any annual or special meeting thereof; or

          (b) By resolution adopted by a majority of the members of the Board of Directors then in office; provided, however, that the power of the directors to suspend, repeal, amend or otherwise alter the Bylaws or any portion thereof may be denied as to any Bylaws or
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portion thereof enacted by the stockholders if at the time of such enactment the stockholders shall so expressly provide.

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